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                                                                   EXHIBIT 10.10
                                      Form 10-K for Year Ended December 31, 2000

                              EMPLOYMENT AGREEMENT


         The Chicago Mercantile Exchange ("CME") and Scott Johnston ("Employee") have entered into this Employment Agreement (the "Agreement") as of April 27, 2000.

         WHEREAS, CME desires to employ Employee and Employee desires to be employed by CME, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, CME's market is worldwide and Employee will be given access to CME's customers, trade secrets, and confidential and proprietary information;

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the parties agree as follows:


         1. EMPLOYMENT. CME hereby agrees to employ Employee and Employee hereby agrees to be employed by CME upon the terms and subject to the conditions contained in this Agreement. The term of employment of Employee by CME pursuant to the Agreement (the "Employment Period") shall commence on April 27, 2000 (the "Effective Date") and shall end on April 26, 2001, unless earlier terminated pursuant to Section 6 hereof. The CME will give Employee written notice of its intention to renew or not renew or to renegotiate the terms of the Agreement at least sixty (60) days prior to expiration. The employment period may be extended only by mutual agreement, in writing, between CME and Employee.

         2. POSITION AND DUTIES. Employee shall have the title of Managing Director, Chief Information Officer. Employee shall perform those duties as determined by CME's Chief Executive Officer, including having overall responsibility for the operation of the Management Information Systems Department at the CME. During the Employment Period, Employee shall perform faithfully and loyally and to the best of his abilities the duties assigned to him hereunder and shall devote his full business time, attention and effort to the affairs of CME. Employee may serve as a board member of a non-CME entity only with the written permission of the President of the CME. Employee shall be subject to CME's employment policies in effect or as modified.

         3.       COMPENSATION.

                  (a) BASE SALARY. During the Employment Period, the CME shall pay to Employee a base salary at a rate of $250,000.00 per annum ("Base Salary"), payable in accordance with CME's normal payment schedule.


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                  (b)      BONUSES. Employee shall receive a guaranteed bonus of
                           $800,000.00 for the 2000 calendar year, payable no later than January 31, 2001. Any other bonus during the term of this Agreement shall be provided at the sole discretion of the CME.

         4. BENEFITS. Employee shall be entitled to insurance and other employee benefits commensurate with his position in accordance with CME's policies for executives in effect from time to time, including four (4) weeks of vacation per annum. Employee acknowledges receipt of a summary of CME's employee benefits policies in effect as the date of this Agreement.

         5. EXPENSE REIMBURSEMENT. During the Employment Period, CME shall reimburse Employee, in accordance with the CME's policies and procedures, for all proper expenses incurred by him in the performance of his duties hereunder.

         6.       TERMINATION.

                  (a) DEATH. Upon the death of Employee, this Agreement shall automatically terminate and all rights of Employee and his heirs, executors and administrators to compensation and other benefits under this Agreement shall cease, except for compensation which shall have accrued to the date of death, including accrued Base Salary and a proportionate share of his unpaid guaranteed bonus.

                  (b) DISABILITY. CME may, at its option, terminate this Agreement upon written notice to Employee if Employee, because of physical or mental incapacity or disability, fails to perform the essential functions of his position, with or without reasonable accommodation, required of him hereunder for a continuous period of 90 days or any 120 days within any 12-month period. Upon such termination, all obligations of CME hereunder shall cease, except for payment of accrued Base Salary and the proportionate share, as defined above, of the guaranteed bonus. In the event of any dispute regarding the existence of Employee's incapacity hereunder, the matter shall be resolved by the determination of a physician selected by the Chief Executive Officer of CME. Employee shall have the right to challenge that determination by presenting a contrary determination from a physician of his choice. In such event, a physician selected by agreement of Employee and CME will make the final determination. The Employee shall submit to appropriate medical examinations for purposes of making the medical determinations hereunder.

                  (c)      CAUSE.


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                           (i)      CME may, at its option, terminate Employee's
                                    employment under this Agreement for Cause.
                                    As used in this Agreement, the term "Cause" shall mean any one or more of the following:

                                    (A)      any refusal by Employee to perform
                                             his duties and responsibilities
                                             under this Agreement or violation
                                             of any rule, policy, regulation or
                                             guideline imposed by the CME or a
                                             regulatory or self regulatory body
                                             having jurisdiction over CME, after
                                             having been given written notice by
                                             CME and seven (7) days to cure such
                                             refusal or violation;

                                    (B)      any intentional act of fraud,
                                             embezzlement, theft or
                                             misappropriation of CME funds by
                                             Employee or Employee's admission or
                                             conviction of a felony or of any
                                             crime involving moral turpitude,
                                             fraud, embezzlement, theft or
                                             misrepresentation;

                                    (C)      any gross negligence or willful
                                             misconduct of Employee resulting in
                                             a financial loss or liability to
                                             CME or damage to the reputation of
                                             CME;

                                    (D)      any breach by Employee of any one
                                             or more of the covenants contained
                                             in Section 7, 8 or 9 hereof.

                           (ii)     The exercise of the right of CME to
                                    terminate this Agreement pursuant to this
                                    Section 6(c) shall not abrogate any other rights or remedies of CME in respect of the breach giving rise to such termination.

                           (iii) If CME terminates Employee's employment for Cause, he shall be entitled to accrued Base Salary through the date of the termination of his employment and other employee benefits to which Employee is entitled upon his termination of employment with CME, in accordance with the terms of the plans and programs of CME.

                  (d) TERMINATION WITHOUT CAUSE. If, during the Employment Period, CME terminates the employment of Employee hereunder for any reason other than a reason set forth in subsections (a), (b) or (c) of this Section 6:

                           (i) Employee shall be entitled to receive accrued Base Salary through the date of the termination of his employment, and other employee benefits to which Employee is entitled upon his termination of employment with CME, in accordance with the terms of the plans and programs of CME; and


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                                    (A)      should such termination occur
                                             between April 27, 2000 and December
                                             31, 2000, a one time lump sum
                                             severance payment, equal to the
                                             amount of Base Salary which
                                             Employee would earn through the
                                             termination date of this Agreement,
                                             and the bonus which would be paid
                                             for calendar year 2000, if not
                                             already paid at the time of such
                                             termination; or,

                                    (B)      should such termination occur
                                             between January 1, 2001 and April
                                             26, 2001, a one time lump sum
                                             severance payment, equal to the
                                             amount of Base Salary which
                                             Employee would earn through the
                                             termination date of this Agreement,
                                             and a pro-rated bonus which would
                                             be paid for the time worked during
                                             2001 based on a estimated annual
                                             bonus of $832,000.00 (i.e., $16,000
                                             per week). This estimated bonus is
                                             only valid for purposes of
                                             determining Employee's severance
                                             payment under this section. Should
                                             Employee remain employed with CME
                                             beyond the Employment Period,
                                             Employee's bonus, if any, shall be
                                             the subject of future negotiations
                                             between CME and Employee.

                           (e) VOLUNTARY TERMINATION. Upon sixty (60) days prior written notice to CME (or such shorter period as may be permitted by CME), Employee may voluntarily terminate his employment with CME prior to the end of the Employment Period for any reason. Should Employee voluntarily terminate his employment with the CME, he agrees that during the sixty day notice period he shall provide all designated CME employees with knowledge transfer as to any and all CME-related projects and/or work for which he is currently engaged. If Employee voluntarily terminates his employment pursuant to this subsection (e), he shall be entitled to receive accrued Base Salary through the date of the termination of his employment and other employee benefits to which Employee is entitled upon his termination of employment with CME, in accordance with the terms of the plans and programs of CME.

         7. CONFIDENTIAL INFORMATION. Employee acknowledges that in the course of his employment with CME he has and will become familiar with valuable and proprietary information ("Confidential Information") concerning CME and that this information is of special, unique and extraordinary value to CME. Such Confidential Information gives CME a business advantage over others who do not have such information. Furthermore, Employee acknowledges that the successful development of CME's services and products, including CME's trading programs and systems, current and potential customer and business relationships, and business strategies and plans requires substantial time and expense. Such efforts generate Confidential Information for CME. Confidential Information includes, but is not limited to the following: trade secrets, technical, business, proprietary


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or financial information of CME not generally known to the public, business plans, proposals, past and current prospect and customer lists, trading methodologies, systems and programs, training materials, research data bases and computer software; but shall not include information or ideas acquired by Employee prior to his employment with CME if such pre-existing information is generally known in the industry and is not proprietary to CME.

                  (a) Employee shall not at anytime during the Employment Period or thereafter, make use of or disclose, directly or indirectly to any competitor or potential competitor of CME, or divulge, disclose or communicate to any person, firm, corporation, or other legal entity in any manner whatsoever, or for his own benefit and that of any person or entity other than CME, any Confidential Information;

                  (b) Upon termination for any reason, Employee shall return to CME all records, memoranda, notes, plans, reports, computer tapes and equipment, software and other documents or data which constitute Confidential Information which he may then possess or have under his control (together with all copies thereof) and all credit cards, keys and other materials and equipment which are CME's property that he has in his possession or control.

         8.       NON-SOLICITATION.

                  (a) NON-SOLICITATION. Employee agrees that during the period of employment with CME and for a period of one year after the termination of his employment for any reason, he shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of CME to terminate or abandon his or her employment for any purpose whatsoever or (ii) call on, service, solicit or otherwise do business with any customer of CME or any potential customer whose business CME has solicited during the period of Employee's employment hereunder.

                  (b)      REFORMATION. If, at any time of enforcement of this
                           Section 8, a court holds that the restrictions stated herein are unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

         9. INTELLECTUAL PROPERTY. During the Employment Period, Employee shall disclose to CME and treat as confidential information all ideas, methodologies, product and technology applications that he develops during the course of his employment with CME that relates directly or indirectly to CME's Management Information Systems Department or any other CME business. Employee hereby assigns to CME his entire right, title and interest in and to all discoveries and


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improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by Employee or developed or acquired by him during the Employment Period, which may pertain directly or indirectly to the business of the CME. Employee shall at any time during or after the Employment Period, upon CME's request, execute, acknowledge and deliver to CME all instruments and do all other acts which are necessary or desirable to enable CME to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries with respect to intellectual property developed or which was being developed during the Employment Period.

         10. REMEDIES. EMPLOYEE AGREES THAT GIVEN THE NATURE OF CME'S BUSINESS, THE SCOPE AND DURATION OF THE RESTRICTIONS IN PARAGRAPHS 7, 8 AND 9 ARE REASONABLE AND NECESSARY TO PROTECT THE LEGITIMATE BUSINESS INTERESTS OF CME AND DO NOT UNDULY INTERFERE WITH EMPLOYEE'S CAREER OR ECONOMIC PURSUITS. Employee recognizes and agrees that a breach of any or all of the provisions of Sections 7, 8 and 9 will constitute immediate and irreparable harm to CME's business advantage, for which damages cannot be readily calculated and for which damages are an inadequate remedy. Accordingly, Employee acknowledges that CME shall therefore be entitled to an injunction or injunctions to prevent any breach or threatened breach of any such section.

         11. SURVIVAL. Sections 7, 8, 9 and 10 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

         12. ARBITRATION. Except with respect to Sections 7, 8, and 9, any dispute or controversy between CME and Employee, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Chicago, Illinois, in accordance with the applicable arbitration rules of the American Arbitration Association and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of CME and Employee.

         13. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (i) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (ii) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 13:


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                  If to CME, to:

                           Craig Donohue
                           Senior Vice President and General Counsel
                           Chicago Mercantile Exchange
                           30 S. Wacker
                           Chicago, IL 60606
                           (fax) (312) 930-3323

                  If to Employee, to:

                           Scott Johnston
                           1031 Woodbine Avenue
                           Oak Park, IL 60302

         14. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by Employee and his heirs, executors, administrators and legal representatives, and by CME and its successors and assigns.

         17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

         18. ACKNOWLEDGMENT. Employee acknowledges that he has read, understood, and accepts the provisions of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


CHICAGO MERCANTILE EXCHANGE                  SCOTT JOHNSTON


BY:                                          BY:
   --------------------------------             --------------------------------


Date:                                        Date:
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